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                                                                    EX-99.B1(h)
                              HATTERAS FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         Hatteras Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors, pursuant to resolution at a regular meeting of the Corporation's Board of Directors on March 19, 1992, hereby authorizes an increase in the number of authorized shares of common stock of the Corporation to twenty-four billion (24,000,000,000), all of which have a par value of one tenth of one cent ($.001) per share having an aggregate par value of twenty four million dollars ($24,000,000.00).

         SECOND: Immediately before the eight billion (8,000,000,000) increase in the aggregate number of shares as set forth in Article FIRST hereto, the Corporation was authorized to issue sixteen billion (16,000,000,000) shares of common stock, all of which had an aggregate par value of one tenth of one cent ($.001) per share, having an aggregate par value of sixteen million dollars ($16,000,000.00), of which two billion (2,000,000,000) shares were classified as shares of the Retail Class of the Prime Portfolio Series Common Stock, two billion (2,000,000,000) shares were classified as shares of the Non-Retail Class of Prime Portfolio Series Common Stock, two billion (2,000,000,000) shares were classified as shares of the Retail Class of the Treasury Portfolio Series Common Stock, two billion (2,000,000,000) shares were classified as shares of the Non-Retail Class of the Treasury Portfolio Series Common Stock, one billion (1,000,000,000) shares were classified as shares of the Retail Class of the Tax-Exempt Money Market Portfolio Series Common Stock, one billion (1,000,000,000) shares were classified as shares of the Non-Retail Class of the Tax-Exempt Money Market Portfolio Series Common Stock, one billion (1,000,000,000) shares were classified as shares of the Retail Class of the Equity Income Portfolio Series Common Stock, one billion (1,000,000,000)

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shares were  classified as shares of the  Non-Retail  Class of the Equity Income
Portfolio  Series  Common  Stock,  one  billion   (1,000,000,000)   shares  were
classified as shares of the Retail Class of the Government Securities Portfolio Series Common Stock, one billion (1,000,000,000) shares were classified as shares of the Non-Retail Class of the Government Securities Portfolio Series Common Stock, one billion (1,000,000,000) shares were classified as shares of the Retail Class of the International Equity Portfolio Series Common Stock and one billion (1,000,000,000) shares were classified as shares of the Non-Retail Class of the International Equity Portfolio Series Common Stock.

         THIRD: The Board of Directors hereby changes the names of the previously authorized sixteen billion (16,000,000,000) shares described in Article SECOND hereto as follows:

              (a) the name of the two billion (2,000,000,000) shares classified as the Retail Class of the Prime Portfolio Series Common Stock is changed to Investor A Shares of Nations Prime Portfolio;

              (b) the name of the two billion (2,000,000,000) shares classified as the Non-Retail Class of the Prime Portfolio Series Common Stock is changed to Trust A Shares of Nations Prime Portfolio;

              (c) the name of the two billion (2,000,000,000) shares classified as the Retail Class of the Treasury Portfolio Series Common Stock is changed to Investor A Shares of Nations Treasury Portfolio;

              (d) the name of the two billion (2,000,000,000) shares classified as the Non-Retail Class of the Treasury Portfolio Series Common Stock is changed to Trust A Shares of Nations Treasury Portfolio;


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              (e) the name of the one  billion  (1,000,000,000)  shares  of the
                  Retail Class of the Tax-Exempt Money Market Portfolio Series Common Stock is changed to Investor A Shares of Nations Tax-Exempt Money Market Portfolio;

              (f) the name of the one  billion  (1,000,000,000)  shares  of the
                  Non-Retail Class of the Tax-Exempt Money Market Portfolio Series Common Stock is changed to Trust A Shares of Nations Tax-Exempt Money Market Portfolio;

              (g) the name of the one  billion  (1,000,000,000)  shares  of the
                  Retail Class of the Equity Income Portfolio Series Common Stock is changed to Investor A Shares of Nations Equity Income Portfolio;

              (h) the name of the one  billion  (1,000,000,000)  shares  of the
                  Non-Retail Class of the Equity Income Portfolio Series Common Stock is changed to Trust A Shares of Nations Equity Income Portfolio;

              (i) the name of the one  billion  (1,000,000,000)  shares  of the
                  Retail Class of the Government Securities Portfolio Series Common Stock is changed to Investor A Shares of Nations Government Securities Portfolio;

              (j) the name of the one  billion  (1,000,000,000)  shares  of the
                  Non-Retail Class of the Government Securities Portfolio Series
                  Common   Stock  is  changed  to  Trust  A  Shares  of  Nations
                  Government Securities Portfolio;

              (k) the name of the one  billion  (1,000,000,000)  shares  of the
                  Retail Class of the International Equity Portfolio Series Common Stock is changed to Investor A Shares of Nations International Equity Portfolio; and

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              (l) the name of the one  billion  (1,000,000,000)  shares  of the
                  Non-Retail Class of the International Equity Portfolio Series Common Stock is changed to Trust A Shares of Nations International Equity Portfolio.

         The   preferences,   conversion   and  other  rights,   voting  powers,
restrictions,   limitations  as  to  dividends,  qualifications  and  terms  and conditions of redemptions of such classes of shares have not been changed.

         FOURTH: The Board of Directors hereby classifies the additional authorized but unissued eight billion (8,000,000,000) shares referred to in Article FIRST as follows

              (a) two billion  (2,000,000,000)  shares are classified as Trust B
                  Shares of Nations Prime Portfolio;

              (b) two billion  (2,000,000,000)  shares are classified as Trust B
                  Shares of Nations Treasury Portfolio;

              (c) one billion  (1,000,000,000)  shares are classified as Trust B
                  Shares of Nations Tax-Exempt Money Market Portfolio;

              (d) one billion  (1,000,000,000) shares are classified as Investor
                  B Shares of Nations Equity Income Portfolio;

              (e) one billion  (1,000,000,000)  shares are classified as Trust B
                  Shares of Nations Equity Income Portfolio;

              (f) one billion  (1,000,000,000) shares are classified as Investor
                  B Shares of Nations Government Securities Portfolio;


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              (g) one billion  (1,000,000,000)  shares are classified as Trust B
                  Shares of Nations Government Securities Portfolio;

              (h) one billion  (1,000,000,000) shares are classified as Investor
                  B Shares of Nations International Equity Portfolio; and

              (i) one billion  (1,000,000,000) shares are classified as Trust B
                  Shares of Nations International Equity Portfolio.

         FIFTH: The classes of shares of each Portfolio of the Corporation referred to in Article FOURTH shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions:

                (a) All consideration received by the Corporation for the issue or sale of shares of each class of Shares ("Class") of each Portfolio, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" each such Class. The assets belonging to each Class of each Portfolio may be invested with the assets belonging to each other Class of such Portfolio and, if so, the income, earnings, profits and proceeds thereof shall be allocated to each Class of the Portfolio in the proportion that the assets belonging to each Class bear to the total assets of the Portfolio or as otherwise determined by the Board of Directors;


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                (b) Dividends or  distributions on each Class of each Portfolio, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to each such Class;

                (c) In event of the liquidation or dissolution of the Corporation, the holders of each Class of each Portfolio shall each be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, other than general assets not belonging to any particular Class, assets belonging to such Class of such Portfolio. The assets so distributable to the holders of each Class of each Portfolio shall be distributed among such stockholders in proportion to the number of shares of each such Class held by them and recorded on the books of the Corporation;

                (d) The assets belonging to each Class of each Portfolio shall be charged with the expenses and liabilities of the Corporation in respect of such Class as well as with such Class' share of the general expenses and liabilities of the Portfolio and/or the Corporation as determined by the Board of Directors. The expenses and liabilities so charged to each Class are herein referred to as "expenses and liabilities belonging to" such Class. The determination of the Board of Directors shall be conclusive as to the allocation of expenses and liabilities, including accrued expenses and reserves, and assets to a given Class or Classes;

                (e) On each matter submitted to a vote of the stockholders, each holder of shares of a Class shall be entitled to one vote for each such share standing in his or her name on the books of the Corporation and shall vote together with the holders of all Classes of stock of the Corporation as a single class; provided, however, that holders of a Class of a Portfolio shall have the exclusive right to vote on any agreement, investment restriction or other matter requiring shareholder vote that relates only to such Class or Classes of such Portfolio ("Class Voting"), that holders of all Classes of a Portfolio shall have the exclusive right to vote on any agreement or other matter requiring shareholder vote that relates only to that Portfolio ("Portfolio Voting"), and that to the extent Class


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Voting or Portfolio Voting is required by the Investment  Company Act of 1940 or
Maryland Law as to any matter, those requirements shall apply. Any fractional share, if any such fractional share is outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends, but excluding the right to receive a stock certificate evidencing a fractional share;

                (f) The net asset value of each Class of each Portfolio shall be computed separately from that of each other Class of that Portfolio or any other class of stock of the Corporation;

                (g) Investor B Shares of a Portfolio shall be convertible into Investor A shares of such Portfolio on such basis and at such time as may be determined by agreement between the Corporation and holders of Investor B Shares; and

                (h) Except as otherwise provided herein, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption applicable to the Corporation's stock as set forth in the Corporations Articles of Incorporation, as it may be amended from time to time, shall apply.

         SIXTH: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

         SEVENTH: The Board of Directors of the Corporation increased the total number of shares of common stock the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law, has classified such increased shares pursuant to Section 2-105(a) of the Maryland General Corporation Law and the Corporation's Articles of Incorporation, and has changed the name of the previously authorized and existing shares pursuant to resolution duly adopted.

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         EIGHTH:  The Board of Directors has duly authorized the filing of these
Articles Supplementary.

         IN WITNESS WHEREOF, HATTERAS FUNDS, INC. has caused these Articles Supplementary to be executed by its President and its corporate seal to be affixed and attested by its Secretary on this 15th day of April, 1992. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation, and states under the penalties of perjury that to the best of his knowledge, information and belief, the matters and facts relating to approval hereof are true in all material respects.

                                                     HATTERAS FUNDS, INC.


[SEAL]                                               By: /S/ Peter Meenan
                                                          Peter Meenan
                                                          President

ATTEST:


/S/ Patricia L. Bickimer
Patricia L. Bickimer
Secretary


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